UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2010

GREEN ENERGY LIVE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-148661	33-1155965
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1740 44th Street, Suite 5-230
Wyoming, MI  49519-6443
(Address of Principal Executive Offices)

(866) 460-7336
(Registrants Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 12, 2010, the board of directors of Green Energy Live, Inc. (the “Company”) appointed Keith Field to the Company’s board of directors (the “Board”).

Keith Field, age 58, Director

Mr. Field is the founder of the Company and has been the chief creative writer and designer of business plans for multiple companies.  Primary creative and intellectual consultant responsibilities include all Logos and branding for Marketing and Promotional materials, Business Plans, Business concept and development, website creation and written content, technical writing, Press Releases and providing assistance with due diligence processes, Identify and coordinate investor relations services; Development of potential strategic alliances, mergers and acquisitions; Periodic preparation and distribution of research reports and other information to the broker/dealer and investment banking community. Since 2000, Mr. Field has been instrumental in matching growing companies with target acquisitions using a proven prospecting system.  In high tech marketing and sales for over 25 years and a manager for ITT 1995-96 and consultant for AT&T 1991-93, Mr. Field majored in Architectural Engineering and received honors from Illinois Institute of Technology.  Mr. Field attended Drake University where he majored in Business/Psychology.  Mr. Field received/academic scholarship to Loyola University’s Medical school and majored in Bio/Psychology, completed internship program as Loyola counselor & staff, studied Computer Science at Roosevelt University, Chicago.

Family Relationships

Mr. Field does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Resignation of Director

On October 25, 2010, Robert Rosen resigned from his position as a director on the board of directors of Green Energy Live, Inc (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Rosen’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter of Robert Rosen, dated as of October 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2010		GREEN ENERGY LIVE, INC.

	By:	/s/ Karen Clark
Karen Clark Chief Executive Officer

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